EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Chaparral Energy, Inc. (the “Registration Statement”) of our reports dated March 12, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Edge Petroleum Corporation appearing in Edge Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 18, 2007, relating to the statements of revenues and direct operating expenses of the oil and natural gas properties acquired from Smith Production Inc. by Edge Petroleum Corporation for each of the years in the three-year period ended December 31, 2006 appearing in the Form 8-K/A filed by Edge Petroleum Corporation on July 11, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP

Houston, Texas

September 5, 2008